EXHIBIT 10.9



                      COAL SUPPLY AGREEMENT



                             BETWEEN





               INDIANAPOLIS POWER & LIGHT COMPANY






                               AND






                  TRIAD MINING OF INDIANA, INC.


                               AND


                    MARINE COAL SALES COMPANY

                        TABLE OF CONTENTS

        SECTION                                           PAGE

 1.     TERM  . .  . .  . .  . .  . .  . .  . .  . .  . .   3

 2.     QUANTITY.  . .  . .  . .  . .  . .  . .  . .  . .   3

 3.     SOURCE OF COAL AND DELIVERIES  . .  . .  . .  . .   4

 4.     QUALITY .  . .  . .  . .  . .  . .  . .  . .  . .   5

 5.     BASE PRICE FOR COAL  . .  . .  . .  . .  . .  . .   7

 6.     ADJUSTMENTS TO BASE PRICE . .  . .  . .  . .  . .   8

 7.     CALORIFIC COST ADJUSTMENTS. .  . .  . .  . .  . .  14

 8.     WEIGHTS .  . .  . .  . .  . .  . .  . .  . .  . .  15

 9.     SAMPLING AND ANALYSIS. .  . .  . .  . .  . .  . .  16

10.     BILLING AND PAYMENT  . .  . .  . .  . .  . .  . .  17

11.     RECORDS AND AUDITS.  . .  . .  . .  . .  . .  . .  17

12.     FORCE MAJEURE.  . .  . .  . .  . .  . .  . .  . .  18

13.     COMPLIANCE WITH ANTI-POLLUTION LAWS AND
        REGULATIONS, ETC. .  . .  . .  . .  . .  . .  . .  18

14.     NOTICES .  . .  . .  . .  . .  . .  . .  . .  . .  19

15.     WAIVERS AND REMEDIES . .  . .  . .  . .  . .  . .  20

16.     ARBITRATION. .  . .  . .  . .  . .  . .  . .  . .  21

17.     SUCCESSORS AND ASSIGNS .  . .  . .  . .  . .  . .  21

18.     HEADINGS NOT TO AFFECT CONSTRUCTION . .  . .  . .  21

19.     WRITTEN INSTRUMENT.  . .  . .  . .  . .  . .  . .  21

20.     LIMITATION OF LIABILITY OF MARINE.  . .  . .  . .  22

21.     EXECUTION OF COUNTERPARTS . .  . .  . .  . .  . .  22

22.     CONSTRUCTION OF AGREEMENT . .  . .  . .  . .  . .  22

        EXHIBIT A  . . RESERVE LOCATION
        EXHIBIT B  . . CURRENT PUBLISHED EMISSION STANDARD
        EXHIBIT C  . . MARKETING AND SALES SERVICE AGREEMENT
        EXHIBIT D  . . COAL PREPARATION PLANT FLOW DIAGRAM

                      COAL SUPPLY AGREEMENT




        THIS AGREEMENT, made and entered into as of this 7th day of December, 1994 by and among Triad Mining of Indiana, Inc. ("Seller"), an Indiana corporation, with offices at Owensboro, Kentucky, Marine Coal Sales Company ("Marine"), a Delaware corporation, with offices at Carmel, Indiana, and Indianapolis Power & Light Company ("Buyer"), with offices at Indianapolis, Indiana.


                            RECITALS

        WHEREAS, Buyer is a public utility rendering electric utility and steam service over certain areas within the State of Indiana; and

        WHEREAS, Buyer intends to purchase, in accordance with the terms and conditions stated herein, a supply of bituminous coal for use at various stations as needed and determined by Buyer ("Stations"). The coal shall be of the qualities and characteristics set forth in this Agreement to assure compliance with the applicable sulfur dioxide emission limitations imposed by governmental authorities having jurisdiction thereover.

        WHEREAS, Seller owns, leases, or controls (as such term is commonly used in the coal industry), bituminous coal reserves in Greene County, Indiana as identified in Exhibit "A" attached. Seller intends to supply to Buyer coal in accordance with the terms and conditions of this Agreement which shall assure compliance with the applicable sulfur dioxide emission limitations imposed by governmental authorities having jurisdiction thereover. A copy of the current regulations is attached as Exhibit "B"; and

        WHEREAS, Seller has entered into a Marketing and Sales Service Agreement ("Sales Service Agreement") with Marine, a copy of which is attached hereto, for informational purposes, as Exhibit "C". A copy of any amendment thereto will be furnished promptly to Buyer by Seller, and will be incorporated into Exhibit "C".

        NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby agreed by and between the parties hereto as follows:

SECTION 1.  TERM.

(a) The term of this Agreement shall commence as of the first date written above and shall continue in effect through December 31, 2000.

(b) Buyer has sole option to extend the term of this Agreement for any period up to five (5) years subject to reserve tonnage verification and price negotiation. Buyer shall notify Seller of the exercise of such option on or before August 25, 1999. Should Buyer and Seller not mutually agree upon price by December 31, 1999, Seller shall not sell coal, to another buyer, at a price lower than quoted by Seller to Buyer. Such restriction on Seller shall be effective until December 31, 2001.

SECTION 2.  QUANTITY.

(a) The quantity of coal to be sold and purchased under this Agreement shall be 300,000 tons per Contract Year of Coal having a sulphur dioxide content not to exceed 2.0 pounds per million British Thermal Units (MMBTU), as described in Section 4(a) and 4(b), and an additional 250,000 tons per Contract Year of coal having a sulphur dioxide content not to exceed 2.4 pounds per MMBTU, as described in
        Section 4(a) and 4(b), for a total of 550,000 tons per contract year. "Ton" shall be defined as a short ton of 2,000 pounds avoirdupois weight. "Contract Year" shall be defined as a period beginning on January 1 and ending on the succeeding December 31. If the first year is a partial Contract Year, the quantities will be prorated coincident with the number of days available for shipment from the date of commencement of shipments through the end of the calendar year.

(b) On or before November 1 of each Contract Year, Buyer shall retain the right, upon written notice to Seller, to increase or decrease either, or both, of the two different quantities in Section 2(a) above for the next Cotnract Year by an amount not greater than 10%.

(c) Buyer shall have the right of first refusal regarding Spot Sales from all reserves in the State of Indiana owned or controlled by Seller presently or in the future. "Spot Sales" shall be defined as tonnage sold under a contract term of one year or less, or tonnage sold under a contract term of one year or less and subsequently extended by one year increments. To exercise this right, Buyer must respond to Seller by accepting or rejecting a bona fide offer within twenty-four (24) hours after receipt of notice from Seller regarding another proposed sale. Notice to Buyer shall include all terms and conditions of the sale such as, but not limited tok, source, quality, quantity by month and term, F.O.B. mine and delivered prices, means of delivery, F.O.B. point, and premium or penalty provisions. Such notice shall constitute an offer to sell to Buyer under the terms thereby defined. If Buyer refuses such offer, then Seller may sell that coal, to said buyer only, under terms and conditions of that agreement shall remain identical to the notice presented to Buyer throughout the life of that agreement. So long as Seller complies in good faith with these provisions, the provisions of Subsection 6(q) shall not apply.


SECTION 3.  SOURCE OF COAL AND DELIVERIES.

(a) The source of coal shall be the reserves of Seller located in Greene County, Indiana, identified on Exhibit A and nearby reserves which may be acquired by Seller. Exhibit A will be updated as Seller acquires additional reserves for this Agreement. Seller covenants that it will not sell or contract to sell coal from said reserves in such manner or quantity as to jeopardize its ability to perform under the terms of this Agreement. Seller further covenants that coal from sources not previously approved by Buyer in writing will not be included in shipments to Buyer.

(b) Coal subject to this Agreement shall be delivered by Seller to Buyer FOB trucks (to be arranged by Buyer) loaded at Seller's mine, or at Buyer's option, FOB railcars (to be arranged by Buyer) at Seller's rail siding (the location of which is set forth in Exhibit A). Seller's rail siding(s) shall have the capacity to hold and load a minimum of fifty-five 100-ton capacity railroad cars in accordance with existing tariff or applicable rail contract or both. "Shipment" shall be defined as a single train rail delivery or, if trucks are used for transporting the coal, "Shipment" shall be defined as the sum of one day's truck deliveries from any one of Seller's loading points to any one of Buyer's Stations. Risk of loss shall follow title to the coal. Title shall pass when coal is delivered to trucks or railcards by Seller. Point of delivery for purposes of Sections 5 and 6 of this Agreement shall be FOB railcar or truck as the case may be. Point of delivery for Purposes of Sections 4, 7 and 9 of this Agreement shall be FOB Buyer's Station(s).

(c) Coal deliveries subject to this Agreement shall be made in substantially equal monthly quantities subject to the vacation and holiday schedules of Seller, Buyer and shippers and in accordance with Buyer's shipping instructions.

(d) The primary destination of coal deliveries shall be Buyer's H.T. Pritchard Station and C.C. Perry K Station. Buyer shall have the right, but not the obligation, to direct shipments to any other of its Stations.


SECTION 4.  QUALITY.

The procedures outlined in Section 9 shall be used to determine the quality of the coal received.

(a) All coal shipped pursuant to this Agreement shall consist of three seams from the reserves identified in Exhibit A. The seams are identified as the Lower Block, Upper Block and Shady Lane Seams. Coal from the Lower Block and Upper Block shall be fully washed, crushed, run-of-mine. Coal from the Shady Lane Seam shall be crushed, run-of-mine and washed as necessary to obtain the 2.0 pounds of sulphur dioxide per MMBTU product. All three seams will be crushed to a size of 3" x 0", (with Buyer retaining the right to require a size of 2" x 0" at its sole discretion; and Seller shall comply within 30 days of receipt of Buyer's notice), containing a maximum of 3% minus 100 mesh fines. The products shall be of quality equal to or better than the following characteristics on a Monthly Weighted Average "As-Received" basis:

       (1)  2.0 Pounds Of Sulphur Dioxide Product.
            Moisture (maximum)                 16.0%
            Ash (maximum)                       7.5%
            Sulfur Dioxide(maximum)             2.0 lbs. SO2/MMBTU
            Chlorine (maximum)                  0.1%
            Calorific Value (BTU per lb.)      11,450 minimum
            Grindability (Hardgrove Index)         50 minimum
            Slagging Factor (maximum)                1.0
            Fouling Factor (maximum)             .15
            Ash Softening Temperature          2,250 degrees
               Fahrenheit (Reducing H=W) minimum

       (2). 2.4 Pounds Of Sulphur Dioxide Product
            Moisture (maximum)                 15.0%
            Ash (maximum)                       7.5%
            Sulfur Dioxide (maximum)            2.4 lbs. SO2/MMBTU
            Chlorine (maximum)                  0.1%
            Calorific Value (BTU per lb.)      11,450 minimum
            Grindability (Hardgrove Index)         50 minimum
            Slagging Factor (maximum)               1.0
            Fouling Factor (maximum)            .15
            Ash Softening Temperature          2,250 degrees
              Fahrenheit (Reducing H=W) minimum

       If the quality of coal delivered by Seller fails to meet any one or more of the standards set forth in this Subsection, Buyer shall be entitled to exercise the remedies of Subsection 4(c).

(b) Coal delivered by Seller pursuant to this Agreement under Subsection 4(b) shall additionally be subject to the following quality specifications on an individual Shipment basis:

       (1)  2.0 Pounds Of Sulphur Dioxide Product.

            Moisture (maximum)                 16.0%
            Ash (maximum)                       8.5%
            Sulfur Dioxide (maximum)            2.05 lbs.
            SO2/MMBTU
            Chlorine (maximum)                  0.1%
            Calorific Value (BTU per lb.)      11,200 minimum
            Grindability (Hardgrove Index)         48 minimum
            Slagging Factor (maximum)               1.0
            Fouling Factor (maximum)            .15
            Ash Softening Temperature          2,250 degrees
              Fahrenheit (Reducing H=W) minimum

       (2). 2.4 Pounds Of Sulphur Dioxide Product

            Moisture (maximum)                 16.0%
            Ash (maximum)                       8.5%
            Sulfur Dioxide(maximum)             2.45 lbs. SO2/MMBTU
            Chlorine (maximum)                  0.1%
            Calorific Value (BTU per lb.)      11,200 minimum
            Grindability (Hardgrove Index)         48 minimum
            Slagging Factor (maximum)               1.0
            Fouling Factor (maximum)            .15
            Ash Softening Temperature          2,250 degrees
              Fahrenheit (Reducing H=W) minimum

       "Shipment" shall be as defined in Subsection 3(b), unless redefined pursuant to Subsection 9(d). If the quality of coal delivered by Seller fails to meet any one or more of the standards set forth in this Subsection, Buyer shall be entitled to exercise the remedies of Subsection 4(c).

(c) If coal delivered by Seller fails to meet any one or more of the quality specifications included in any one of Subsections 4(a) or 4(b), then Buyer, at its option, may immediately suspend future deliveries of any and all coal subject to this Agreement until Seller gives assurances acceptable to Buyer that it has corrected such deviations. If 1) such assurances are not given within thirty
       (30) days following such suspension, and 2) Seller uses its best efforts to meet the quality specifications and is unable to do so, then Buyer's remedies shall be limited to terminating this Agreement without further obligation to Seller except Buyer shall be entitled to recover any and all excess costs of purchasing Replacement Coal as provided in I.C.26-1-2- 712. "Replacement Coal" is defined as coal purchased by Buyer during the remaining term of this Agreement under terms and conditions not substantially different from those contained in this Agreement, and price must be negotiated in good faith.

(d) In order to assure environmental compliance, Seller shall collect representative samples, analyze the samples, and advise Buyer of Seller's determination of the sulphur content expressed in pounds of sulphur dioxide per million Btu's or percent sulphur, whichever is applicable, of each Shipment prior to loading into trucks or railcars.

(e) Seller warrants that coal delivered to Buyer shall not contain extraneous materials that would render the coal, in Buyer's sole opinion, unsuitable for use at Buyer's Station(s). Extraneous materials include, but are not limited to, slate, shale, fireclay, rock, stone, dirt, mud, wood and rags. Should any Shipment(s) of coal containing such extraneous material be delivered to any of Buyer's Stations then Buyer may immediately reject such Shipment(s) and title to such Shipment(s) shall revert to Supplier.


(f) THE QUALITY SPECIFICATIONS SET FORTH IN THIS SECTION 4 SHALL BE IN LIEU OF ANY OTHER WARRANTY OF QUALITY, EXPRESS OR IMPLIED,
       INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF
       MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(g) For purposes of this Agreement pounds of sulfur dioxide per million BTU shall be calculated according to the following:


            Pounds of SO2 per MMBTU =

            (%S X 20,000)/(As-received BTU/pound)


       Percent sulfur and As-received BTU per pound shall be determined in accordance with Section 9.


SECTION 5.  BASE PRICE FOR COAL.

The Base Price per net ton for coal shall be $23.00 for the 2.0 pound SO2 per MMBTU and 2.4 pound SO2 per MMBTU products. The Base Price shall be adjusted according to the provisions of Section 6, and as adjusted shall also be the Adjusted Base Price.


SECTION 6.  ADJUSTMENTS TO BASE PRICE.

          CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(a)       CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (1)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (2)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (3)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (4)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2


(b)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(c)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(d)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(e)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(f)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (1)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (2)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (3)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (4)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(g)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(h)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(i)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(j)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(k)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(l)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(m)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(n)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (1)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2


              (i)     CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

             (ii)     CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

            (iii)     CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

             (iv)     CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (2)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

       (3)  CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2


(o)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(p)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(q)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(r)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2


SECTION 7.  CALORIFIC COST ADJUSTMENT.

(a)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(b)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2

(c)         CONFIDENTIAL PORTIONS OF THIS CONTRACT DATED
              DECEMBER 7, 1994 BETWEEN INDIANAPOLIS
                    POWER & LIGHT COMPANY AND
                TRIAD MINING OF INDIANA, INC. AND
           MARINE COAL SALES COMPANY HAVE BEEN OMITTED
            AND FILED SEPARATELY WITH THE COMMISSION
                  PURSUANT TO 17 CFR 240.24b-2


SECTION 8.  WEIGHTS.

(a) The weight of coal shipped shall be determined on scales maintained by Seller. The weights thus determined shall be accepted as the quantity of coal for which invoices are to be rendered and payments made in accordance with Section 10. Seller shall arrange for such scales to be properly inspected and approved at least twice each year by either the railroad, a mutually acceptable representative agency, or the scale manufacturer in accordance with the applicable standards established by the carrier or the appropriate weighing and inspection bureau, and subject to verification by Buyer and all carriers involved in the delivery to Buyer's Station(s). Seller shall notify Buyer in advance of all scale inspections, and Buyer shall have the right to have a representative present.

(b) Buyer shall have the right to have a representative present at any and all times to observe the weighing of the coal. If Buyer should at any time question the accuracy of the scales, Buyer shall so advise Seller, who shall arrange for the scales to be tested, subject to Buyer's rights detailed in Subsection 8(a). Such tests shall be conducted by the railroad, the Indiana State Bureau of Weights and Measures, a mutually acceptable representative agency or the scale manufacturer. Tests shall be performed in accordance with the applicable standards established by the carrier or the appropriate weighing and inspection bureau. If such tests show Seller's scales to be in error, said scales shall be adjusted to an accurate condition. If any such inspection or test reveals an error in weight in excess of one-half percent (1/2%), then weights of the coal measured on that scale during the period commencing with the date on which the accuracy was questioned to the date that scale is correctly calibrated shall be adjusted in proportion to the calibration error. Invoices submitted during this period shall be adjusted in accordance with said adjustment to weights. No adjustments shall be made to invoices submitted prior to the time the accuracy of the scales was questioned.

(c) Buyer retains the option to weigh coal deliveries on Buyer's scales at any time and for any reason from time to time. If Buyer chooses to exercise this option, then Buyer will notify Seller in writing and the rights and responsibilities of Seller per Subsections 8(a) and 8(b) shall be assumed by Buyer, and the rights and responsibilities of Buyer thereunder shall be assumed by Seller.


SECTION 9.  SAMPLING AND ANALYSIS.

(a) Each day that coal is delivered hereunder, Buyer shall take or cause to be taken representative samples of such coal. Buyer shall further cause to be determined by proper analysis the quality and characteristics of the coal. Sampling shall consist of representative samples, manually gathered, from at least 20% of the railcars or trucks in each Shipment or by mechanical sampling systems where available. Analysis of each Shipment shall be performed in general accordance with ASTM procedures. Buyer shall furnish semi-monthly to Marine and Triad a report showing the quality of the coal on a Shipment basis. Seller shall have the right to have a representative present at any and all times to observe the sampling and analysis. Results of sampling and analysis by Buyer shall determine the quality of each Shipment.

(b) If Seller should at any time question either Buyer's sampling methods or the results of any of Buyer's analyses, Seller shall have the right, at its expense, to have the coal sampled at destination and analyzed by a commercial testing laboratory, which will be chosen mutually by the Parties. Tests shall be performed using standards developed by ASTM, Bureau of Mines, or other mutually acceptable procedures. The results of such sampling and analysis shall be accepted as the quality of the coal for each Shipment so sampled.

(c) If Buyer's sample is from less than 20% of a Shipment, the results of Seller's sample and analysis shall determine the quality and characteristics of such Shipment.

(d) Buyer has the right to require sampling and analysis on a more frequent basis and as necessary in order to assure compliance with applicable environmental standards. In such event, the term "Shipment" in Subsection 3(b) shall be redefined by Buyer to the extent required to assure such compliance.


SECTION 10.  BILLING AND PAYMENT.

(a) As provided in the Sales Service Agreement, Marine shall be responsible for the rendering of invoices to Buyer. After the 15th day of each month, Marine shall render an invoice to Buyer covering the coal shipped during the first fifteen (15) days of that month. After the last day of each month, Marine shall render an invoice to Buyer covering the coal shipped during the sixteenth day through the last day of that month. Buyer shall, within ten (10) business days after receipt of each invoice, pay to Seller's account at National City Bank of Louisville, by cash or check, in United States funds, the net amount of that invoice. Each invoice shall be for the Adjusted Base Price approved by Buyer, in effect at the time of shipment.

(b) As soon as practical after all pertinent data has been received relating to quality, Buyer shall issue to Marine a debit or credit memo giving effect to all adjustments for the month's shipments relative to quality as detailed in Section 7. If additional amounts are due from Buyer, Buyer shall pay to Seller's account at National City Bank of Louisville, by cash or check, in United States funds, the net amount of each invoice within ten (10) business days after receipt. If credits are due, Buyer shall deduct the amount of any credit memo from the next payment due.

(c) Payment shall be deemed to have been made on the date that any check is deposited in the United States Mail.


SECTION 11.  RECORDS AND AUDITS.

(a) Seller and Marine shall keep accurate and satisfactory records and books of account showing all financial and technical data required for purposes of administering this Agreement.

(b) Each time the Base Price is adjusted in accordance with any provision of Section 6, Marine shall furnish to Buyer a detailed statement showing the calculations of the Adjusted Base Price and the basis for the proposed adjustment.

(c) Buyer shall have the right at all times and at any time, upon reasonable and written notice, to examine or to cause a nationally recognized accounting firm or mining engineering firm to examine the reserves, mine, and records of Seller and Marine as they pertain to this Agreement. The cost of such examination shall be borne by Buyer.



SECTION 12.  FORCE MAJEURE.

(a) The term "force majeure" shall mean any and all causes beyond the control and without the fault or negligence of the Party failing to perform. Such causes shall include but not be limited to acts of God, acts of the public enemy, insurrections, riots, labor disputes, boycotts, labor and material shortages, fires, explosions, floods, breakdowns of or damage to equipment or facilities, interruptions to transportation, embargoes, acts of military authorities, or other causes of a similar nature whether or not foreseen or foreseeable which wholly or partly prevent the mining, loading and/or delivery of the coal by Seller; or the receiving, unloading, accepting, and/or utilizing of the coal by Buyer. Settlement of labor disputes shall be deemed beyond the control and without the fault or negligence of the Party experiencing such event. Documentation verifying a condition of force majeure shall be made available by the Party invoking the provisions of this Section.

(b) If, because of a verifiable condition of force majeure, either Party is unable to carry out any of its obligations under this Agreement (except for obligation of either Party to pay money in connection with the performance of this Agreement), that Party shall promptly give written notice to the other Party. The obligation of the Party giving notice shall be suspended to the extent made necessary by said force majeure during its continuance. However, the Party giving notice shall use commercially reasonable efforts to eliminate the force majeure with a minimum of delay.
       Any deficiencies in deliveries of the coal caused by a condition of force majeure shall not be made up except by mutual consent.

(c) During a period in which Buyer invokes a condition of force majeure, Seller, in the absence of mutual agreement to make up deficient deliveries, may sell to others the coal otherwise designated for Buyer. Likewise, during a period in which Seller invokes a condition of force majeure, Buyer, in the absence of mutual agreement to make up deficient deliveries, may buy from others the coal otherwise to have been purchased from Seller.


SECTION 13.  COMPLIANCE WITH ANTI-POLLUTION LAWS AND
             REGULATIONS, ETC.

(a) The Parties to this Agreement recognize that, during the term of this Agreement, legislative bodies, regulatory agencies or courts having competent jurisdiction over the subject matter of this Agreement may enact laws or regulations, or issue orders such as, but not limited to, those relating to air pollution, the effect of which will make it impossible or impractical for Buyer to utilize the coal subject to this Agreement at H.T. Pritchard Station for the 2.4 pounds of sulphur dioxide per mmBTU product, or C.C. Perry K Station for the 2.0 pounds of sulphur dioxide per mmBTU product without changing or altering its present equipment. Such laws, regulations or orders may pertain to, but would not necessarily be limited to, the sulfur content of the coal. If any such laws, regulations or orders are imposed, Buyer shall provide written notice to Seller of same as soon as practicable.

(b) If Buyer in its sole reasonable opinion, is unable to utilize the coal with its present equipment at H.T. Pritchard Station for the
       2.4 pounds of sulphur dioxide per MMBTU product, or C.C. Perry K Station for the 2.0 pounds of sulphur dioxide per MMBTU product, then Buyer shall give Seller notice of termination of this Agreement which will be effective one hundred twenty (120) days from receipt of notice. Buyer shall not be obligated to take any of the products at any of its other Stations. Seller shall have the exclusive right to notify Buyer that it desires to submit a proposal for replacement coal within thirty (30) days after receipt of notice. If Seller's proposal for supplying replacement coal to Buyer is not submitted within sixty (60) days, the exclusive right to negotiate shall expire immediately and this Agreement shall terminate on the date specified in Buyer's notice of termination. If the Parties are unable to reach a new agreement concerning replacement fuel within sixty (60) days after submittal of a bona fide proposal by Seller, this exclusive right shall likewise expire. Upon termination under this Section, neither Party to this Agreement shall have any further liability to the other except to pay for coal delivered prior to termination and for which payment has not yet been tendered.


SECTION 14.  NOTICES.

(a) Any notice, request, consent, demand, report or statement given to or made upon either Party to this Agreement by the other under any of the provisions of this Agreement shall be in writing, unless it is otherwise specifically provided in this Agreement, and shall be treated as duly delivered when either (i) personally delivered to the designated agent of the Party being notified (listed as follows), (ii) sent by express courier mail service, or (iii) deposited in the United States Mail, postage prepaid and properly addressed, or (iv) sent by telecopier.

(b)    Mail to Buyer's designated agent shall be addressed to:


            Indianapolis Power & Light Company
            25 Monument Circle
            P.O. Box 1595
            Indianapolis, IN 46206-1595
            Attn:  Vice President - Fuel Supply

       with a copy to:

            Indianapolis Power & Light Company
            25 Monument Circle
            P.O. Box 1595
            Indianapolis, IN 46206-1595
            Attn:  Senior Vice President
                   Secretary & General Counsel

       Mail to Seller's designated agent shall be addressed to:

            Marine Coal Sales Company
            645 West Carmel Drive
            Suite 190
            Carmel, IN  46032
            Attn:  President

       with copies to:
            Triad Mining of Indiana, Inc.
            401 Frederica Street
            Building A, Suite 101
            Owensboro, KY  42302
            Attn:  President


SECTION 15.  WAIVERS AND REMEDIES.

(a) In any one or more instances, the failure of either Party to this Agreement to insist upon strict performance of any provision of this Agreement by the other, or to take advantage of any right or rights provided by this Agreement, shall not be construed as a waiver of any provision or the relinquishment of any right or rights respecting any subsequent nonperformance of any provision. The Agreement shall therefore continue and remain in full force and effect.

(b) Each remedy specifically provided under this Agreement is non-exclusive and shall be taken and construed as cumulative and in addition to any other remedy provided herein or by law.

(c) No default (including but not limited to failure to meet or exceed all quality specifications in Section 4 hereof) by either Party to this Agreement in the performance of any covenants or obligations under this Agreement, which except for this subsection would be the legal basis for a right of rescission or termination of this Agreement by the other party, shall give or result in such a right unless and until the defaulting Party shall fail to correct or commence actions necessary to correct such default within thirty
       (30) days after written notice of claim of default is given to defaulting Party by the Party claiming default.


SECTION 16.  ARBITRATION.

Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof (whether or not arbitra-tion has been specifically mentioned in any section of this Agree-ment), shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Associa-tion and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall choose one arbitrator and the third arbitrator shall be chosen pursuant to the Rules of the American Arbitration Associa-tion. Each Party agrees to pay the award of the arbitration within sixty (60) days of receipt of the arbitrators' decision. It is the intent of the Parties that arbitration be used to resolve disputes under this Agreement as quickly as possible and, therefore, the arbitrators shall be requested to render a decision within ninety (90) days of the date the dispute is referred to arbitration. Each Party shall bear the cost of the arbitrator selected by that Party and the Parties shall share equally the cost of the third arbitra-tor. Discovery rules pursuant to the Federal Rules of Civil Proce-dure shall be applicable to any arbitration under this Agreement.


SECTION 17.  SUCCESSORS AND ASSIGNS.

This Agreement may not be assigned by either Seller or Buyer without the written consent of the other Party, except as a pledge, assignment to secure indebtedness, or other security arrangement to secure indebtedness incurred for the purpose of or in connection with performance under this Agreement.


SECTION 18.  HEADINGS NOT TO AFFECT CONSTRUCTION.

The headings to the respective sections and paragraphs of this Agreement are inserted for convenience of reference and are neither to be taken to be any part of the provisions hereof nor to control or affect the meaning, construction or effect of the same.


SECTION 19.  WRITTEN INSTRUMENT.

This written instrument contains the entire agreement between the Parties and there are no other understandings or agreements, oral or written, between said Parties. Any amendments to this Agreement shall be made in writing and signed by both Parties. Purported amendments not in writing and signed shall be null and void.


SECTION 20.  LIMITATION OF LIABILITY OF MARINE.

Marine is a Party to this Agreement for the marketing, negotiating, and administrative purposes stated herein and in the Sales Service Agreement attached hereto as Exhibit "C". In no event shall Marine be held liable for the performance or non-performance of any obligations relating to the delivery or failure in the delivery of coal in the quantity required to be supplied hereunder at any time during the term hereof.


SECTION 21.  EXECUTION OF COUNTERPARTS.

This instrument may be executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.


SECTION 22.  CONSTRUCTION OF AGREEMENT.

This instrument shall be governed by and construed in accordance with the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective corporate officers or representatives, all as of the date December 7, 1994.




                           INDIANAPOLIS POWER & LIGHT COMPANY



                           By   /s/ Ramon L. Humke
                                     Ramon L. Humke
                           President and Chief Operating Officer

ATTEST:


 /s/ Donald W. Knight



                           TRIAD MINING OF INDIANA, INC.



                           By   /s/ Timothy Aull
                                Timothy Aull, President


ATTEST:


/s/ Richard E. Miller


                           MARINE COAL SALES COMPANY




                           By  /s/ Larry F. Kaelin
                                Larry F. Kaelin, President


ATTEST:


/s/ Richard E. Miller

                                                    EXHIBIT A


[Narrative Description of Map: Exhibit A to this Contract is a map detailing the location of the coal reserves in Greene County, Indiana]

                                                    EXHIBIT B

326 IAC 7-4-11   Morgan County sulfur dioxide emission limitations

Authority:  IC 13-1-1-4; IC 13-7-7
Affected:   IC 13-1-1; IC 13-7

       Sec. 11. Indianapolis Power and Light (IPL) Pritchard Generating Station shall comply with the sulfur dioxide emission limitations in pounds per million Btu and other requirements as follows:
                                          Emission
Facility Description                      Limitations

(1)    Units 1 and 2                      0.37 each
(2)    Units 3, 4, 5, and 6 on and before
       September 30, 1990                 6.0  each
       Unit 3 after September 30, 1990         0.37
       Units 4, 5, and 6 after September 30,
       1990                               3.04 each

(3)    As an exception to the emission limitations specified in subdivision
(2), after September 30, 1990, at any time in which IPL burns coal on Unit 3, sulfur dioxide emissions from Units 3, 4, 5, and 6 shall be limited to two and fifty-seven hundredths (2.57) pounds per million Btu each.

(4) Prior to October 31, 1989, IPL shall modify the two (2) stacks servings Units 3, 4, 5, and 6 to increase the height of each stack to at least two hundred and eighty-one (281) feet above grade.

(5) Prior to February 28, 1989, IPL shall submit completed engineering plans and drawings of flue gas conditioning systems for Units 4 and 5 to the department. Prior to May 31, 1990, IPL shall complete installation of flue gas conditioning systems for Units 4 and 5.

(6) After September 30, 1990, on a day for which Unit 3 does not burn any coal, the limitations in subdivision (2) are in effect, and compliance shall be determined as specified in 326 IAC 7-2-1(c).

(7) After September 30, 1990, on a day for which unit 3 burns any coal, the limitations in subdivision (3) are in effect. As an exception to the requirements of 326 IAC 7-2-1(c)(1) on a day for which Unit 3 burns any coal, if the thirty (30) day rolling weighted average for any unit is above two and fifty-seven hundredths (2.57) pounds per million Btu, then 326 IAC 7-2-1(c)(1) does not apply, and the daily average emission rate for that unit for that day shall not exceed two and fifty-seven hundredths (2.57) pounds per million Btu.

(8) After September 30, 1990, for the purposes of determining compliance under 326 IAC 7-2-1(b), stack tests performed on Units 3, 4, 5, and 6 shall demonstrate compliance with the most stringent set of limits in effect at any time during the day prior to or during the test based on the Unit 3 operating status and fuel type as indicated by the log maintained pursuant to subdivision (9).

(9) After September 30, 1990, IPL shall maintain and make available to the department upon request a log of the operating status and fuel type used for Unit 3. In addition, in the quarterly report required by 326 IAC 7-2-1(a), IPL shall submit to the department a daily summary indicating fuel type for Unit 3, and, for days on which Unit 3 burned any coal and any thirty (30) day rolling weighted average was greater than two and fifty-seven hundredths (2.57) pounds per million Btu, IPL shall submit to the department the daily average sulfur content, heat content, and sulfur dioxide emission rate for Units 3, 4, 5, and 6.
          (Air Pollution Control Board, 326 IAC 7-4-11;
             filed Aug 28, 1990, 4:50 p.m.: 14 IR 76)

326 IAC 7-4-2    Marion County sulfur dioxide emission limitations

Authority:  IC 13-1-1-4; IC 13-7-7
Affected:   IC 13-1-1; IC 13-7

       Sec. 2. The following sources and facilities located in Marion County shall comply with the sulfur dioxide emission limitations in pounds per million Btu (lbs./MMBtu) and pounds per hour (lbs./hr.), unless otherwise specified, and other requirement:

                 (Material not relevant deleted)

(29) Indianapolis Power and Light Perry K shall comply with the sulfur dioxide emission limitations in pounds per million Btu and other requirements as follows:
                                     Emission
Boiler Number                        Limitations

(A)    17 and 18                     0.3
(B)    11, 12, 13, 14, 15, and 16         2.1

(C) As an alternative to the emission limitations in clause (B), sulfur dioxide emissions from Boilers 11, 12, 13, 14, 15, and 16 may comply with any one (1) of the sets of emission limitations in pounds per million Btu as follows:

                                     Emission
Boiler Number                        Limitations

  (i)  13, 14, 15, and 16            0.0
       11 and 12                     4.4
 (ii)  11, 12, 15, and 16            0.0
       13 and 14                     4.4
(iii)  11, 12, 13, and 14            0.0
       15 and 16                     4.4
 (iv)  11, 12, 15, and 16            3.0
       13 and 14                     0.3
  (v)  11 and 12                     0.3
       13, 14, 15, and 16            3.0

(D) The department or the Indianapolis Air Pollution Control Division shall be notified prior to the reliance by Indianapolis Power and Light on any one (1) of the sets of alternative emission limitations specified in clause (C).

(E) A log of hourly operating status for each boiler shall be maintained and made available to the department upon request. A daily summary indicating which boilers were in service during the day shall be submitted to the department quarterly. In addition, records of the daily average sulfur content, heat content, and sulfur dioxide emission rate for each day in which an alternative set of emission limitations specified in clause (C) is used shall be submitted to the department quarterly.

(F) For the purposes of 326 IAC 7-2-1(c)(1), during thirty (30) day periods in which Indianapolis Power and Light relies on more than one (1) set of emission limitations specified in clauses (B) through (C), a separate thirty (30) day rolling weighted average for each set of limitations shall be determined. Each thirty (30) day rolling weighted average shall be based on data from the previous thirty (30) operational days within the last ninety (90) days for that set of limitations. If Indianapolis Power and Light does not operate thirty (30) days under any one (1) set of limitations within the last ninety (90) days, the rolling weighted average shall be based on all operational days within the last ninety (90) days for that set of limitations.

(G) Boilers 11 through 16 shall be limited to six and zero-tenths (6.0) pounds per million Btu each until Boilers 11 through 16 achieve compliance with the sulfur dioxide emission limitations specified in clauses (B) through (C). Compliance with the emission limitations specified in clauses
(B) through (C) shall be achieved according to the following schedule:

       (i) Complete engineering analysis of modifications by April 2, 1988.

       (ii) Complete testing and design of modifications and place orders for necessary equipment by May 2, 1989.

       (iii) Complete installation of necessary equipment and achieve compliance with emission limitations specified in clauses (B) through (C) by June 2, 1990.

                                          Exhibit C


              MARKETING AND SALES SERVICE AGREEMENT

       THIS AGREEMENT entered into as of this 8th day of November, 1990 is between MARINE COAL SALES COMPANY ("Marine"), an Indiana partnership, and TRIAD MINING OF INDIANA, INC. ("Triad"), an Indiana corporation.

       WHEREAS, Marine and Triad had entered into a Coal Mining and Marketing Agreement dated as of November 8, 1990 which provides for the execution of this Marketing and Sales Service Agreement between the same parties; and

       WHEREAS, the Coal Mining and Marketing Agreement obligates Triad to construct and operate a coal mine near Switz City, Indiana utilizing coal reserves from Ayrshire Land Company (the "Switz City Mine").

       NOW, THEREFORE, in consideration of the covenants and promises set forth herein, the parties agree as follows:

       1. Term. The term of this Agreement shall commence upon the execution hereof and shall continue until the later of the following:

            (a) The permanent cessation of the production of coal from the Switz City Mine; or

            (b) The expiration of the initial term of the coal supply agreement with Indianapolis Power & Light Company described in Paragraph 7 of the Coal Mining and Marketing Agreement and further described in Paragraph 9 of this Agreement.

       2. Services to be Provided by Marine. With respect to coal to be produced and sold from the mines described in Paragraph 1 above (hereinafter called the "Subject Mines"), Marine shall provide such of the following services as may be requested by Triad:

            (a) Provide market research to determine markets for the coal to be produced.

            (b)  Identify potential markets for such coal.

            (c)  Make presentations to potential customers for such coal.

            (d) Conduct negotiations with customers; close and document sales to customers; investigate creditworthiness.

            (e)  Obtain estimates and orders for coal from customers.

            (f)  Coordinate transportation arrangements with carriers.

            (g)  Send required shipping notices to customers.

            (h)  Handle customer complaints about quantity or quality.

            (i)  Prepare and send invoices and statements to customers.

            (j) Calculate all price adjustments - both escalation and quality adjustments; negotiate agreement on price revisions, if required.

            (k)  Collect amounts due by customers.*

            (l) Remit to Triad and, if applicable, to the carrier, amounts due them.*

            (m) Remit to appropriate governmental agency any applicable sales, use or other taxes imposed on the sale of the coal.*

            (n) Handle Force Majeure notices for Triad - issuance and receipt.

            (o) Assist Triad in obtaining replacement or substitute coal if required.

            *    Not applicable to Coal Supply Agreement between
       Indianapolis Power & Light Company ("IP&L") and Triad because of provisions of Paragraph 7 of Coal Mining and Marketing Agreement referenced above.

       3. Compensation to Marine. In consideration of the services to be provided by Marine hereunder and in further consideration of the assignment of interests made by Marine to Triad pursuant to the Coal Mining and Marketing Agreement, it is agreed that Marine shall receive the following compensation for coal produced from the Subject Mines:

            (a) A fee of 2.2% of gross realization on all coal sold to "IP&L" pursuant to the Coal Supply Agreement described in Paragraph 2(c) of the Coal Mining and Marketing Agreement (the "IP&L Coal Supply Agreement") during the initial term thereof.

            (b) A fee of 2.2% of gross realization on all coal sold to AMAX Coal Sales Company pursuant to the Option to Purchase Coal Agreement described in Paragraph 2(b) of the Coal Mining and Marketing Agreement during the five year term thereof.

            (c) A fee of 2.2% of gross realization in the form of a reduction in the price paid to Triad for coal purchased by Marine from Triad pursuant to the provisions of Paragraph 5 of the Coal Mining and Marketing Agreement, plus 50% of the average monthly gross realization in excess of the price then in effect under the IP&L Coal Supply Agreement.

            (d) A fee of 2.2% of gross realization plus 20% of gross realization in excess of the price then in effect under the IP&L Coal Supply Agreement for all quantities of coal sold in excess of 400,000 tons per year.

            (e) A fee of 2.2% of gross realization plus 20% of gross realization in excess of the price then in effect under the IP&L Coal Supply Agreement for all quantities of coal sold commencing after the expiration of the periods involved with the arrangements described in subparagraphs (b) and (c) of this Paragraph 3.

The term "gross realization" shall mean the gross proceeds received for coal sold to a customer f.o.b. mine without deduction of the fee payable to Marine but exclusive of any sales, use or other taxes based upon the sale or use of the coal.

       4. Coal Supply Agreements. In the case of coal sold to customers falling into the categories set forth in subsections (d) and (e) of Section 3 above, Marine will consult with Triad on terms for sales of coal to such customers. All such sales shall be made on terms acceptable to Triad in its sole and absolute discretion.

       5.   Indemnification.

            (a) Triad agrees to indemnify and save Marine harmless from and against any and all liabilities, losses, claims, demands, expenses or damages which are caused by any of the following: (i) any willful or negligent act or omission of Triad in the operation of the Subject Mines; (ii) any failure by Triad to comply with the terms and conditions of this Agreement or the Coal Mining and Marketing Agreement; (iii) any failure to comply with applicable laws and regulations relating hereto. Triad agrees that it will defend the interests of Marine in any claim or lawsuit covered by this indemnification provision, including, but not limited to, payment of all attorney fees, court costs, costs of settlements and satisfaction of any judgments entered.

            (b) Marine agrees to indemnify and save Triad harmless from and against any and all liabilities, losses, claims, demands, expenses or damages which are caused by any of the following: (i) any willful or negligent act or omission of Marine in the sale of coal produced from the Subject Mines; (ii) any failure by Marine to comply with the terms and conditions of this Agreement or the Coal Mining and Marketing Agreement; (iii) any failure to comply with applicable laws and regulations relating hereto. Marine agrees that it will defend the interests of Triad in any claim or lawsuit covered by this indemnification provision, including, but not limited to, payment of all attorney fees, court costs, costs of settlements and satisfaction of any judgments entered.

       6.   Default of Triad.

            (a) Events of Default. The following shall constitute events of default by Triad hereunder:

                 (i) Failure to perform any material obligation imposed on Triad set forth in the Coal Mining and Marketing Agreement, in this Agreement, or in the Agreements described in Paragraph 2 of the Coal Mining and Marketing Agreement.

                 (ii) The bankruptcy or insolvency of Triad or its cessation of business as a going concern.

            (b) Remedies for Default. Subject to the notice of default and the cure period provisions of Paragraph 9 hereof, Marine shall have the following remedies for an event of default committed by
       Triad:

                 (i) To recover damages under applicable legal theories.

                 (ii) To obtain equitable relief under applicable legal theories.

       7.   Default of Marine.

            (a) Events of Default. The following shall constitute events of default by Marine hereunder:

                 (i) Failure to perform any material obligation imposed on Marine set forth in the Coal Mining and Marketing Agreement or in this Agreement.

                 (ii) Failure to remit when due any funds received from customers which are due to Triad or any third party.

                 (iii) The bankruptcy or insolvency of Marine or its cessation of business as a going concern.

            (b) Remedies for Default. Subject to notice of default and the cure period provisions of Paragraph 9 hereof, Triad shall have the following remedies for an event of default committed by Marine:

                 (i) To recover damages under applicable legal theories.

                 (ii) To obtain equitable relief under applicable legal theories.

       8.   Notices and Cure Provisions.

            (a) Either party shall be entitled to exercise the remedies for default available to it as set forth in Paragraph 7 and 8 hereof if the party alleged to be in default (the "Defaulting Party") by the other party (the "Non-Defaulting Party") fails to cure any such default within a period of thirty (30) days (the "Cure Period") (except that the Cure Period for Paragraph 7(a)(ii) shall be ten (10) days) after written notice of claim of such default has been sent by the Non-Defaulting Party to the Defaulting Party unless such default cannot reasonably be cured within the Cure Period and the Defaulting Party can demonstrate that steps have been taken to cure such default within a reasonable period of time and the Defaulting Party proceeds with due diligence to cure the default within a reasonable period of time.

       9. Additional Agreement with IP&L. If the parties are successful in negotiating an additional coal supply agreement with IP&L to be supplied from the Petersburg Mine as described in Paragraph 8 of the Coal Mining and Marketing Agreement, it is understood that Triad shall own and operate the Petersburg Mine and that Marine shall be the exclusive sales agent for the coal produced and sold from such Mine to IP&L for the initial terms of the coal supply agreement with IP&L. The parties shall negotiate a Marketing and Sales Service Agreement for the coal sold to IP&L from the Petersburg Mine upon reasonable terms taking into account the sales price of the coal and the costs of mining, preparing and delivering the coal to IP&L. If the parties mutually agree, such Marketing and Sales Service Agreement may cover other coal produced at the Petersburg Mine.

       10. Assignment. This Agreement is personal to the parties hereto and to the principals of such parties, and neither party shall transfer or assign this Agreement to any third party without the prior written consent of the other party.

       11. Notices. All notices hereunder shall be in writing and shall be given either by personal delivery or by the U.S. mails, courier service, telex, telecopier, or any similar means, properly addressed to the Parties as follows:

            If notice is to Marine, addressed as follows:

                 Richard E. Miller, President
                 Marine Coal Sales Company
                 645 W. Carmel Drive - Suite 190
                 Carmel, Indiana  46032

            If notice is to Triad, addressed as follows:

                 Joe M. Aull, President
                 Triad Mining of Indiana, Inc.
                 5000 Back Square Drive
                 Owensboro, Kentucky  42301

Either party may, by written notice to the other, change the person or address to which notice (including copies thereof to other persons) are to be sent.

       12. Waivers. The failure of a party hereto to insist upon any one or more instances of strict performance of any provision hereof or to take advantage of any rights hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such rights. To be effective any waiver must be in writing and must set forth clearly the right being waived.

       13. Arbitration. Except for the provisions hereof relating to Events of Default and remedies therefor which shall not be subject to arbitration, all other controversies or claims arising out of or relating to this Agreement which are not resolved by negotiations between the parties hereto shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association, and judgment may be entered on the award in any court having jurisdiction. Either party may determine, in its sole discretion, that negotiations or continued negotiations, would be unavailing.

       14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.

       15. Headings. The headings in this Agreement are for convenience only, and shall not be considered a part of, or used in the interpretation of, this Agreement.

       16. Construction. No understanding or agreements not expressly stated herein shall be binding on the parties in the construction or fulfillment hereof unless such understandings, or agreements are reduced to writing and signed by the respective parties.

       17. Amendments. No waiver, alteration or modification of any of the provisions, or termination, of this Agreement shall be effective unless in writing and fully executed by the party to be bound thereby.

       18. Entire Agreement. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof. All previous and collateral agreements, representations, warranties, promises and conditions of sale are superseded by this Agreement. Any representation, promise or condition not incorporated in this Agreement shall not be binding on either party.

       19. Execution of Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts shall constitute but one and the same Agreement.

       20. Severability. All agreements and covenants herein contained are severable, and in the event any of them shall be held to be invalid by any court having jurisdiction, all remaining agreements and covenants shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective corporate officers or representatives, all as of the date first above written.
                           MARINE COAL SALES COMPANY,
                           a Partnership

ATTEST:                    By Marine Coal Sales, Inc.,
                           General Partner


/s/ Judy K. Van Abeele          By:  /s/Richard E. Miller
Secretary                          President


                           TRIAD MINING OF INDIANA, INC.
ATTEST:


/s/ Michael W. Howard      By:  /s/ Joseph M. Aull

               CONSENT TO SUBSTITUTION OF PARTIES


       WHEREAS, the undersigned entered into a certain Coal Marketing and Sales Service Agreement dated November 8, 1990, (the "Agreement") with Marine Coal Sales Company, an Indiana partnership ("MCSC-1"); and

       WHEREAS, Marine Coal Sales Company, a Delaware corporation ("MCSC-2") has acquired all rights, title and interest of MCSC-1 and has assumed the obligation to perform all executory agreements to which MCSC-1 is a party; and

       WHEREAS, MCSC-1 was dissolved as of January 12, 1994;

       NOW, THEREFORE, the undersigned hereby consents to the substitution of MCSC-2 for MCSC-1 as a party to the Agreement as of January 12, 1994.

       IN WITNESS WHEREOF, the undersigned has caused this Consent to Substitution of Parties to be executed to be effective as of January 12, 1994.

                           TRIAD MINING OF INDIANA, INC.


                           By:  /s/ Timothy R. Aull

                           Title:  /s/ President

                                          EXHIBIT D







[Narrative Description of Exhibit D: Exhibit D to this Contract is a flowchart showing the process the coal to be delivered under the Contract must complete.]